As filed with the Securities and Exchange Commission on November 21, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kansas City Southern*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	44-0663509
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

The Kansas City Southern Railway Company*

(Exact Name of Registrant as Specified in Its Charter)

Missouri	44-6000758
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

427 West 12th Street	Brian P. Banks, Esq.
Kansas City, Missouri	Kansas City Southern
64105	427 West 12th Street
816-983-1303	Kansas City, Missouri 64105
816-983-1382
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

James M. Ash, Esq.

Jeffrey T. Haughey, Esq.

Husch Blackwell LLP

4801 Main Street, Suite 1000

Kansas City, Missouri 64112

(816) 983-8000

*	The companies listed on the “Table of Additional Registrants” are also included in this registration statement as Additional Registrants.

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer (as defined in Rule 12b-2 of the Exchange Act).

Large Accelerated filer	☑	Accelerated filer	☐

Non-accelerated Filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered (1) (2)	Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (3)
Kansas City Southern
Common Stock	(1)	(1)	(4)
Preferred Stock	(1)	(1)	(4)
Stock Purchase Contracts	(1)	(1)	(4)
Stock Purchase Units	(1)	(1)	(4)
Warrants	(1)	(1)	(4)
Debt Securities	(1)	(1)	(4)
Guarantee of Debt Securities (5)	—	—	—
The Kansas City Southern Railway Company
Debt Securities	(1)	(1)	(4)
Guarantee of Debt Securities (5)	—	—	—
Additional Registrants
Subsidiary Guarantee of Debt Securities (5)	—	—	—

(1)

An indeterminate principal amount or number of debt securities, preferred stock, common stock, stock purchase contracts or units and warrants is being registered and may be issued from time to time at indeterminate prices. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion of or exercise of, or as dividends on, as the case may be, any securities registered hereunder that provide for conversion, exercise, exchange or payment of dividends. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	No separate consideration will be received for securities that are issued upon conversion of or for dividends on other securities.
(3)	Deferred in accordance with Rule 456(b) of the Securities Act.
(4)	Not required to be included in accordance with Rule 457(r) of the Securities Act.
(5)

Kansas City Southern or certain subsidiaries of Kansas City Southern, as set forth in the “Table of Additional Registrants” below, may guarantee the debt securities of Kansas City Southern or The Kansas City Southern Railway Company. No separate consideration will be received for the guarantees. In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantee of the debt securities being registered.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant Guarantor (1)	State of Incorporation or Formation	I.R.S. Employer Identification Number
Gateway Eastern Railway Company	Illinois	37-1301047
Pabtex, Inc.	Delaware	43-1915233
Southern Development Company	Missouri	44-6005843
Southern Industrial Services, Inc.	Delaware	36-3499535
Trans-Serve, Inc.	Delaware	43-0865086

(1)	The address for each of the additional registrants is c/o Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105.

PROSPECTUS

KANSAS CITY SOUTHERN

COMMON STOCK,

PREFERRED STOCK,

STOCK PURCHASE CONTRACTS,

STOCK PURCHASE UNITS,

WARRANTS,

DEBT SECURITIES*

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

DEBT SECURITIES*

*GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY KANSAS CITY SOUTHERN OR

THE KANSAS CITY SOUTHERN RAILWAY COMPANY, AND

CERTAIN SUBSIDIARIES OF KANSAS CITY SOUTHERN

We may offer and sell an indeterminate amount of securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the specific terms of these securities in supplements to this prospectus. Information on the time and manner in which we may offer and sell securities under this prospectus will be provided in a prospectus supplement that will be filed supplementing the information in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

The common stock of Kansas City Southern (“KCS”) is listed on the New York Stock Exchange under the symbol “KSU.” On November 18, 2011, the last reported sale price of KCS’ common stock was $68.02 per share.

For a discussion of certain factors that you should consider before investing in the securities, see “Risk Factors” beginning on page 2 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the Company may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered by the Company. Each time the Company sells securities, we will provide you with this prospectus and a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such information as specified in this prospectus, if different.

Unless we have indicated otherwise, references in this prospectus to “KCS” mean Kansas City Southern and references to the “Company,” “we,” “us,” “our,” and similar terms refer to KCS and our consolidated subsidiaries. References to “KCSR” mean our subsidiary, The Kansas City Southern Railway Company.

THE COMPANY

Headquartered in Kansas City, MO, Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Our primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S. Our international holdings include Kansas City Southern de México, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. Kansas City Southern’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

Our principal executive offices are located at 427 West 12th Street, Kansas City, Missouri 64105, and our telephone number is 816-983-1303.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our common stock, preferred stock, debt securities or other securities, you should carefully consider the risk factors described in “Risk Factors” in our periodic reports filed with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 9, 2011, and subsequent periodic reports or supplements to this prospectus containing updated disclosures of such factors, together with all of the other information included in this prospectus, any prospectus supplement, other offering materials and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

USE OF PROCEEDS

We will describe the use of proceeds from the sale of our securities in the prospectus supplement related to the sale of those securities.

RATIOS OF EARNINGS TO FIXED CHARGES

	Years Ended December 31,					Nine Months Ended September 30,
	2010	2009	2008	2007	2006	2011	2010
Ratio of earnings to fixed charges (1)	2.4x	1.4x	2.3x	2.1x	1.7x	3.7x	2.3x
Ratio of earnings to combined fixed charges and preferred stock dividends (2)	2.2x	1.3x	2.1x	1.8x	1.5x	3.7x	2.1x

(1)

For the purpose of computing the ratio of earnings to fixed charges, earnings includes income from continuing operations before income taxes, fixed charges (excluding interest capitalized) and distributed income of equity investments, less equity in earnings of unconsolidated affiliates. Fixed charges includes interest expense, capitalized interest and the portion of rent that represents a reasonable approximation of the interest factor.

(2)	For the purpose of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings is divided by the sum of fixed charges and preferred stock dividends.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of our common stock and preferred stock. The description of our common stock and preferred stock set forth below is not complete and is qualified by reference to our Restated Certificate of Incorporation and Bylaws. Copies of our Restated Certificate of Incorporation and Bylaws are available from us upon request and have also been filed with the SEC. See “Where You Can Find More Information.”

Authorized Capital Stock

Under our Restated Certificate of Incorporation, we are authorized to issue (i) 400,000,000 shares of common stock, par value $0.01 per share, (ii) 840,000 shares of 4% Noncumulative, Preferred Stock, par value $25.00 per share (“4% Preferred Stock”), and (iii) 2,000,000 shares of New Series Preferred Stock, par value $1.00 per share (“New Series Preferred Stock”). As of September 30, 2011, 109,844,141 shares of common stock were issued and outstanding and 242,170 shares of 4% Preferred Stock were issued and outstanding. Our common stock and 4% Preferred Stock are listed on the New York Stock Exchange.

Common Stock

Holders of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for the payment of dividends, provided that, if any shares of New Series Preferred Stock or 4% Preferred Stock are outstanding, no dividends or other distributions may be made with respect to the common stock unless full required dividends on the shares of New Series Preferred Stock and 4% Preferred Stock have been paid, including accumulated dividends in the case of any series of New Series Preferred Stock designated to receive cumulative dividends. The agreements governing our term loans, revolving credit facility and debt securities impose certain limitations on our ability to pay cash dividends on our common stock.

Holders of common stock are entitled to one vote per share multiplied by the number of directors to be elected in an election of directors, which may be cast cumulatively, and to one vote per share on any other matter, voting as a single class. In the event of the voluntary or involuntary dissolution, liquidation or winding up of KCS, holders of common stock are entitled to receive pro rata, after satisfaction in full of the prior rights of creditors (including holders of our indebtedness) and holders of any New Series Preferred Stock and 4% Preferred Stock, all our remaining assets available for distribution. The issuance of additional shares of New Series Preferred Stock or 4% Preferred Stock may result in a dilution in the voting power and relative equity interests of the holders of common stock and would subject the common stock to the prior dividend and liquidation rights of the additional New Series Preferred Stock and 4% Preferred Stock issued. The common stock is not redeemable and has no preemptive rights.

Preferred Stock

Our Board of Directors is authorized, pursuant to our Restated Certificate of Incorporation, to issue up to 2,000,000 shares of New Series Preferred Stock in one or more series and to fix and determine the number of shares of preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Currently, as described above, there are no shares of our New Series Preferred Stock outstanding.

Prior to the issuance of shares of each series of our New Series Preferred Stock, our Board of Directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of Delaware. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	the title and stated value of the preferred stock;

•	voting rights, if any, of the preferred stock;

•	any rights and terms of redemption (including sinking fund provisions);

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	liquidation preferences;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Until our Board of Directors determines the rights of the holders of a series of preferred stock, we cannot predict the effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock. However, the effect could include one or more of the following:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our shareholders.

Rank

If issued, the preferred stock would rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Certain Anti-takeover Effects

General. Certain provisions of our Restated Certificate of Incorporation and Bylaws and the Delaware General Corporation Law (the “DGCL”) could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our Restated Certificate of Incorporation and Bylaws and the DGCL.

Business Combinations. Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our Restated Certificate of Incorporation nor our Bylaws contains a provision electing to “opt-out” of Section 203.

Supermajority Requirements. In addition to the requirements of Section 203 of the DGCL, our Restated Certificate of Incorporation provides that the affirmative vote of 70% of our outstanding stock entitled to vote shall be required for (1) any merger or consolidation with or into another corporation; or (2) any sale or other disposition by us, of all or substantially all of our assets to a person who beneficially owns more than 5% of our outstanding stock. However, the above will not apply to any transaction if the transaction is authorized by a resolution of our Board of Directors prior to the time the other corporation becomes the holder of more than 5% of our outstanding stock. This provision may only be amended by the vote of 70% of the outstanding stock.

Our Restated Certificate of Incorporation also requires the vote of 70% of our outstanding stock to increase the number of directors above 18, eliminate cumulative voting for directors and de-classify the Board of Directors.

Special Meetings. Pursuant to the DGCL, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the charter or the bylaws. Our Restated Certificate of Incorporation and Bylaws provides that special meetings of stockholders may only be called by our Board of Directors, the Chairman of our Board of Directors, or our Chief Executive Officer.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our Restated Certificate of Incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or other business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals of these kinds must be timely given in writing to the Secretary of the Company before the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals other than nomination of director candidates must be received at the principal executive offices of the Company not less than 45 nor more than 90 days before an annual meeting at which the proposals are to be presented, and notice of stockholder nominations of director candidates to be presented at an annual or special meeting must be received not later than 90 days but not earlier than 150 days before the anniversary of the preceding year’s annual meeting. The notice must contain certain information specified in the Bylaws.

No Written Consent of Stockholders. Our Restated Certificate of Incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting, and does not permit our stockholders to act by written consent without a meeting.

Classified Board. Our Board of Directors is divided into three classes, each serving staggered three year terms ending at the annual meeting of stockholders. This provision is likely to increase the time required for stockholders to change the composition of the Board of Directors.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

The following is a general description of the debt securities that may be issued from time to time under this prospectus and the related guarantees. The particular terms relating to each will be set forth in a prospectus supplement.

In this section, references to KCS refer only to KCS and not to any of its subsidiaries, and references to KCSR refer only to KCSR. The term issuer means either KCS or KCSR, depending on which registrant is offering the debt securities and the term “issuers” is a collective reference to KCS and KCSR. Debt securities of KCS may have the benefit of guarantees (each, a “Guarantee”), by one or more of its subsidiaries (each, a “Guarantor”). Debt securities of KCSR may be guaranteed by KCS or other Guarantors.

The debt securities will be issued under one or more indentures, and/or supplemental indentures entered into between the issuer, one or more Guarantors, a trustee, registrar, paying agent and transfer agent, as applicable. The following summary of selected provisions of the indenture, the terms of the debt securities, and the Guarantees is not complete. You should review the form of indenture, which is filed with the registration statement of which this prospectus is a part, any applicable supplemental indenture and prospectus supplement. The following summary is qualified in its entirety by reference to the form of indenture.

General

The debt securities will be unsecured senior debt securities under the indenture and will rank equally with all other unsecured and unsubordinated debt of the issuer. The indenture does not limit the aggregate principal amount of debt securities that may be issued and provides that debt securities may be issued from time to time in one or more series pursuant to a supplemental indenture.

Terms

The indenture provides for the issuance of debt securities in one or more series. The prospectus supplement applicable to each series of debt securities will specify, among other things, some or all of the following:

•	the title of such debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•

the date or dates on which the principal of such debt securities is payable, including the maturity date, or the method or means by which those dates will be determined, and the issuer’s right, if any, to extend those dates and the duration of any such extension;

•

the rate or rates at which such debt securities shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the issuer’s right, if any, to extend the interest payment periods and the duration of any such extension;

•

the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable, the methods by which registration of transfer of debt securities and exchanges of debt securities may be effected, and by which notices and demands to or upon the issuer in respect of such debt securities may be made, given, furnished, filed or served;

•

the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the debt securities may be redeemed, in whole or in part, at the issuer’s option;

•

the obligation, if any, to redeem, purchase or repay such debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the debt securities will be so redeemed, purchased or repaid;

•	the denominations in which such debt securities shall be issuable;

•

the currency or currencies in which the principal, premium, if any, and interest on the debt securities will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•	any deletions from, modifications of or additions to the events of default or covenants of the issuer as provided in the indenture pertaining to the debt securities;

•	whether such debt securities shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities;

•	whether the debt securities will be guaranteed, by which Guarantors and a description of the Guarantees; and

•	any other terms of such debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, the applicable issuer may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Paying Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, the issuer will pay the principal of, premium, if any, and interest on the debt securities at any office of the issuer or any agency designated by the issuer which is located in the Borough of Manhattan, The City of New York. The issuer reserves the right to pay interest to holders by check mailed directly to holders at their registered addresses.

Holders may exchange or transfer their debt securities at the designated location. No service charge will be made for any registration of transfer or exchange of debt securities. The issuer, however, may require holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

Ranking

The debt securities will be unsecured senior indebtedness, will rank equally in right of payment with all existing and future senior indebtedness and will be senior in right of payment to all future subordinated obligations of us. The debt securities also will be effectively subordinated to all secured indebtedness to the extent of the value of the assets securing such secured indebtedness.

The Guarantees will be unsecured senior indebtedness of the applicable Guarantor, will rank equally in right of payment with all existing and future senior indebtedness of such Guarantor and will be senior in right of payment to all future subordinated obligations of such Guarantor. The Guarantees also will be effectively subordinated to all secured indebtedness of us and our subsidiaries to the extent of the value of the assets securing such secured indebtedness.

Certain Covenants

Unless the applicable prospectus supplement specifies otherwise, the debt securities will be subject to the restrictive covenants described below. Any additional restrictive covenants applicable to a particular series of debt securities will be described in the applicable prospectus supplement. Under the indenture, the issuer will agree to:

•	pay the principal, interest, and any premium on the debt securities when due;

•	maintain a place of payment; and

•	deliver a report to the trustee at the end of each fiscal year reviewing its obligations under the indenture.

Merger and Consolidation

Unless otherwise indicated in the applicable prospectus supplement, neither the issuer nor any Guarantor will consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person, unless:

(1) the resulting, surviving or transferee person (the “Successor Company”) will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (or in the case of a Guarantor, a corporation, partnership or limited liability company organized and existing under the laws of the jurisdiction under which such Guarantor was organized) and the Successor Company (if not the issuer or a Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of the issuer or such Guarantor, as the case may be, under the debt securities and the indenture;

(2) immediately after giving effect to such transaction, no default shall have occurred and be continuing; and

(3) the trustee shall have received an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of the issuer or Guarantor, as the case may be, under the indenture, but the predecessor in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the debt securities.

Redemption and Repurchase

The debt securities of any series may be redeemable at the option of the issuer, as applicable, or may be subject to mandatory redemption by the issuer, as applicable. In addition, the debt securities of any series may be subject to repurchase or repayment by the issuer, as applicable, at the option of the holders. The applicable prospectus supplement will describe the terms, the time and the prices regarding any optional or mandatory redemption, or any repurchase or repayment at the option of the holders of any series of debt securities.

Defaults

Each of the following is an Event of Default:

(1) a default in any payment of interest on any debt securities continued for 30 days after the due date thereof;

(2) a default in the payment of principal of any debt securities when due and payable at its stated maturity, upon required redemption or repurchase, upon declaration or otherwise;

(3) default in the performance, or breach of any covenant or warranty of the issuer and continuance of such breach or defaults for 60 days after notice;

(4) certain events of bankruptcy, insolvency or reorganization;

(5) any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor or person acting by or on behalf of such Guarantor denies or disaffirms such Guarantor’s obligations under the indenture or any Guarantee and such default continues for 10 days after receipt of the notice specified in the indenture; or

(6) any other Event of Default established for the debt securities of that series.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities by notice to the issuer, may declare the principal of and accrued but unpaid interest on all the debt securities to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities may rescind any such acceleration with respect to the debt securities and its consequences.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Amendments, Supplements and Waivers

Subject to certain exceptions, the indenture or the debt securities may be amended with the written consent of the holders of a majority in principal amount of the debt securities then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities then outstanding. However, without the consent of each holder of an outstanding debt securities affected, no amendment or supplement may, among other things:

(1) reduce the amount of debt securities whose holders must consent to an amendment,

(2) reduce the rate of or extend the time for payment of interest on any debt securities,

(3) reduce the principal of or extend the stated maturity of any debt securities,

(4) make any debt security payable in money other than that stated in the debt securities,

(5) impair the right of any holder to receive payment of principal of, and interest on, such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities,

(6) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions, or

(7) modify the Guarantees in any manner adverse to the holders.

Without the consent of any holder, the issuer, the Guarantors and the trustee may amend or supplement the indenture to:

•	cure any ambiguity, omission, defect or inconsistency,

•	provide for the assumption by a successor corporation of the obligations of the issuer or a Guarantor under the indenture,

•	add additional Guarantees with respect to the debt securities,

•	secure the debt securities,

•	make any change that does not adversely affect the rights of any holder, subject to the provisions of the indenture, or

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities. Upon any transfer or exchange, the registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the issuer may require a holder to pay any taxes required by law or permitted by the indenture. The issuer will not be required to transfer or exchange any debt security selected for redemption or to transfer or exchange any debt securities for a specified period prior to the mailing of a notice of redemption of debt securities. The debt security will be issued in registered form and the holder will be treated as the owner of such debt security for all purposes.

Guarantees

The debt securities of any series of each issuer may be guaranteed by one or more of its subsidiaries and, in the case of KCSR, the debt securities will be guaranteed by KCS. The Guarantors of any series of guaranteed debt securities may differ from the Guarantors of any other series of guaranteed debt securities. In the event an issuer issues a series of guaranteed debt securities, the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

Terms of Guarantees of debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.

Defeasance

The issuer may at any time terminate all their obligations under the debt securities and the indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. In addition, the issuer may at any time, subject to certain conditions, terminate its obligations under specified covenants.

The issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the issuer exercises its legal defeasance option, payment of the debt securities may not be accelerated because of an Event of Default with respect thereto. If the issuer exercises its covenant defeasance option, payment may not be accelerated because of certain, specified Events of Default.

In order to exercise either defeasance option, the issuer must irrevocably deposit in trust (the “defeasance trust”) with the trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest on, the debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Book-Entry; Delivery and Form

The debt securities initially may be represented by one or more debt securities in registered, global form without interest coupons (collectively, the “Global Securities”). So long as the Depository Trust Company (“DTC”) or its nominee is the registered owner of the certificates representing the debt securities, DTC or its nominee, as the case may be, will be the sole holder of the debt securities represented thereby for all purposes under the indenture. Unless otherwise provided, the beneficial owners of the debt securities will not be entitled to receive physical delivery of certificated debt securities and will not be considered the holders thereof for any purpose under the indenture, and the certificates representing the debt securities shall not be exchangeable or transferable. Accordingly, each person owning a beneficial interest in the debt securities must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder under the indenture. The laws of some jurisdictions require that certain purchases of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interest in the certificates representing the debt securities.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell under this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	antidilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	antidilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

This section describes the general terms of the stock purchase contracts and stock purchase units that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each stock purchase contract and stock purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the stock purchase contracts and stock purchase units as described in this prospectus.

Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include antidilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase or sell the shares under the stock purchase contracts, either debt securities or debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. Material U.S. federal income tax considerations applicable to the stock purchase contracts and stock purchase units will also be discussed in the applicable prospectus supplement. If we issue any stock purchase contracts or stock purchase units, we will file or incorporate the form of stock purchase contract or stock purchase unit as exhibits to the registration statement, and you should read these documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

Subject to the restrictions described in this prospectus and any prospectus supplement, the securities described in this prospectus may be offered, sold or exchanged from time to time in any of the following ways:

•

The securities may be sold through a broker or brokers, acting as principals or agents. Agents designated by the Company from time to time may solicit offers to purchase the securities. The prospectus supplement will name any such agent who may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “1933 Act”), involved in the offer or sale of the securities in respect of which this prospectus is delivered. Transactions through broker-dealers may include block trades in which brokers or dealers will attempt to sell the securities as agent but may position and resell the block as principal to facilitate the transaction. The securities may be sold through dealers or agents or to dealers acting as market makers. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from us or the Company and/or the purchasers of the securities for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

•

The securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on such exchanges or services or in the over-the-counter market.

•	The securities may be sold in private sales directly to purchasers.

•

The Company may enter into derivative transactions or forward sale agreements on shares of securities with third parties. In such event, the Company may pledge the shares underlying such transactions to the counterparties under such agreements, to secure the Company’s delivery obligation. The counterparties or third parties may borrow shares of securities from the Company or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, the Company may deliver shares of securities to the counterparties that, in turn, the counterparties may deliver to the Company or third parties, as the case may be, to close out the open borrowings of securities. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

•	The Company may also sell securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in conjunction with those sales.

The Company may sell securities to underwriters for resale to the public or to institutional investors. If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices based on prevailing market prices or at negotiated prices.

LEGAL MATTERS

Husch Blackwell, LLP, Kansas City, Missouri, will issue an opinion to us relating to the validity of the securities that are offered by this prospectus. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Kansas City Southern as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. You can also find our SEC filings at the SEC’s website at www.sec.gov and on our website at www.KCSouthern.com. Information contained on our website is not part of this prospectus.

In addition, our reports and other information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where our common stock is listed.

The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011; June 30, 2011 and September 30, 2011;

•

The Company’s Current Reports on Form 8-K filed March 1, 2011; March 30, 2011; May 9, 2011 (as amended by the Current Report on Form 8-K/A filed on August 3, 2011); May 12, 2011; May 25, 2011; June 28, 2011; July 13, 2011; September 8, 2011; September 26, 2011; October 3, 2011 and November 14, 2011; and

•	The Company’s Notice of Annual Meeting and definitive Proxy Statement filed on March 30, 2011 in connection with Company’s 2011 Annual Meeting of Stockholders.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 in any current report on Form 8-K), prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by United Parcel Service or some other form of express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, or if by telephone at (888) 800-3690.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In addition, management may make forward-looking statements orally or in other writings, including, but not limited to, in press releases, quarterly earnings calls, executive presentations, in the annual report to shareholders and in our other filings with the Securities and Exchange Commission. Readers can identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs. These statements involve a number of risks and uncertainties. Actual results could materially differ from those anticipated by such forward-looking statements. Such differences could be caused by a number of factors or combination of factors including, but not limited to, the factors identified below. Readers are strongly encouraged to consider these factors and the following factors when evaluating any forward-looking statements concerning us:

•	fluctuations in the market price for KCS’ common stock;

•	our dividend policy and restrictions on KCS’ ability to pay dividends on its common stock;

•	our high degree of leverage;

•	our potential need for and ability to obtain additional financing;

•	our ability to successfully implement our business strategy, including the strategy to convert customers from using trucking services to rail transportation services;

•	the impact of competition, including competition from other rail carriers, trucking companies and maritime shippers in the United States and Mexico;

•	United States, Mexican and global economic, political and social conditions;

•	the effects of the North American Free Trade Agreement, or NAFTA, on the level of trade among the United States, Mexico and Canada;

•	uncertainties regarding litigation and any future claims and litigation;

•

the effects of employee training, stability of existing information technology systems, technological improvements and capital expenditures on labor productivity, operating efficiencies and service reliability;

•	the adverse impact of any termination or revocation of Kansas City Southern de México’s Concession by the Mexican government;

•	legal or regulatory developments in the United States, Mexico or Canada;

•

our ability to generate sufficient cash, including our ability to collect on our customer receivables, to pay principal and interest on our debt, meet our obligations and fund our other liquidity needs;

•	the effects of adverse general economic conditions affecting customer demand and the industries and geographic areas that produce and consume the commodities we transport;

•	material adverse changes in economic and industry conditions, including the availability of short and long-term financing, both within the United States and Mexico and globally;

•

natural events such as severe weather, fire, floods, hurricanes, earthquakes or other disruptions of our operating systems, structures and equipment or the ability of customers to produce or deliver their products;

•	market and regulatory response to climate change;

•	disruption in fuel supplies, changes in fuel prices and our ability to assess fuel surcharges;

•	our ability to attract and retain qualified management personnel;

•	changes in labor costs and labor difficulties, including work stoppages affecting either our operations or our customers’ abilities to deliver goods for shipment;

•	credit risk of customers and counterparties and their failure to meet their financial obligations;

•

the outcome of claims and litigation, including those related to environmental contamination, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes;

•	acts of terrorism, violence or crime or risk of such activities;

•	war or risk of war;

•	the level of trade between the United States and Mexico;

•

legislative, regulatory, or legal developments involving taxation, including enactment of new foreign, federal or state income or other tax rates, revisions of controlling authority, and the outcome of tax claims and litigation; and

•	other factors described in this prospectus.

Forward-looking statements reflect the information only as of the date on which they are made. We do undertake any obligation to update any forward-looking statements to reflect future events, developments or other information. If we do update one or more forward- looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as set forth in the table below. All of the expenses listed below are estimated.

Securities and Exchange Commission registration fee	$		*
Legal fees and expenses		$15,000	**
Accounting fees and expenses		$10,000	**
Printing expenses	$		***
Miscellaneous	$		***

TOTAL		$25,000	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.
**

The amount set forth herein represents estimated expenses with respect to the preparation and filing of this Registration Statement. Estimated expenses with respect to future offerings of securities hereunder are not presently known.

***	Estimated expenses are not presently known.

Item 15. Indemnification of Officers and Directors

Registrants incorporated in Delaware. KCS, Pabtex, Inc., Southern Industrial Services, Inc. and Trans-Serve, Inc. are each incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”). The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

The bylaws of KCS provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of KCS, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of KCS, or served at the request of KCS as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the Delaware Statute.

In addition, KCS has entered into indemnification agreements with its officers and directors. Those agreements are intended to supplement its officer and director liability insurance and provide the officers and directors with specific contractual assurance that the protection provided by its bylaws will continue to be available regardless of, among other things, an amendment to the bylaws or a change in management or control of KCS. The indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. Under the indemnification agreements, KCS’

II-i

determinations of indemnity are made by a committee of disinterested directors unless a change in control of KCS has occurred, in which case the determination is made by special independent counsel. The indemnification agreements also provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within specified periods. Indemnification and advancement of expenses would also be provided in connection with court proceedings initiated to determine rights under the indemnification agreements and certain other matters.

The certificate of incorporation of Pabtex, Inc. provides that the corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the corporation’s Board of Directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The certificate of incorporation further provides that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

The certificate of incorporation of Southern Industrial Services, Inc. provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of the corporation, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the Delaware Statute. The certificate of incorporation provides that the right to indemnification is a contractual right and includes the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is determined ultimately that such director or officer is not entitled to be indemnified.

The certificate of incorporation of each of KCS, Pabtex, Inc., Southern Industrial Services, Inc. and Trans-Serve, Inc. provides that to the fullest extent permitted by the Delaware Statute and any amendments thereto, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

The bylaws of each of Pabtex, Inc., Southern Industrial Services, Inc. and Trans-Serve, Inc. provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of the corporation, and who was or is a party, or is threatened to be made a party or is involved in or called as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL. Such indemnification shall cover all expenses incurred by the indemnified person (including, but not limited to, attorneys’ fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlements) incurred by such person in connection therewith. The certificate of incorporation provides that the right to indemnification is a contractual right and includes the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is determined ultimately that such director or officer is not entitled to be indemnified.

Registrants incorporated under Missouri law. KCSR and Southern Development Company are each incorporated under the laws of the State of Missouri. Section 351.355 of the General and Business Corporation Law of Missouri (the “Missouri Statute”) provides that a Missouri corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he is or was serving in an indemnified capacity against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification

II-ii

shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where an officer or director is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses which he has actually and reasonably incurred.

The Missouri Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under a corporation’s articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise. In addition, the Missouri Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Missouri Statute.

The Articles of Association of KCSR, as amended, provide that the corporation shall indemnify each of its directors and officers to the full extent permitted by the Missouri Statute and, in addition, shall indemnify each of them against all expenses (including without limitation all attorneys’ fees, judgments, fines and amounts paid in settlement) incurred by any of them in connection with any claim (including without limitation any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the corporation) by reason of the fact that they are or were serving the corporation or at the request of the corporation in any of the capacities referred to in the Missouri Statute or arising out of their status in any such capacity, provided that the corporation shall not indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Such Articles of Association further provide that the corporation may, as it deems appropriate and as may be permitted by the Missouri Statute, indemnify any other person referred to in the Missouri Statute against any such expenses incurred by him in connection with any such claim by reason of the fact that they are or were serving the corporation or at the request of the corporation in any of such capacities or arising out of their status in any such capacity. In addition, such Articles of Association authorize the corporation to give or supplement any of the above indemnifications by bylaw, agreement or otherwise and fund them by insurance to the extent it deems appropriate and provides that such indemnification of officers and directors will survive elimination or modification of such Articles with respect to any such expenses incurred in connection with claims arising out of the acts or omissions occurring prior to such elimination or modification and persons to whom such indemnification is given shall be entitled to rely upon such indemnification as a contract with the corporation.

The bylaws of KCSR and Southern Development Company each provide that the corporation shall indemnify and hold harmless any person who was or is a party to or is threatened to made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, or is or was serving in such capacity at the request of the corporation of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses, losses, costs and damages (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. Such bylaws contain similar provisions with respect to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent the court in which the action or suit was brought determines upon application that, despite the finding of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses which the court deems proper. Such bylaws also provide that to the extent an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses actually and reasonably incurred by him, provided that such indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent meets the applicable standards of conduct set forth in the bylaws as determined by (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not party to the action, suit or proceeding, or (b) if that quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. In addition, such bylaws provide for advancement of expenses prior to the final disposition of the action, suit or proceeding, as authorized by the Board of Directors in a specific case, upon receipt of an undertaking by or on behalf of the director, officer employee or agent to repay the amount, unless it is ultimately determined that he is entitled to indemnification by the corporation as authorized by such bylaws. Such bylaws further provide that the indemnification provided for in such bylaws is not exclusive of any other rights to which a person

II-iii

seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person. Such bylaws also provide that the corporation may purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under Section 351.355 of the General and Business Corporation Law of Missouri, as amended.

Registrant incorporated under Illinois law. Gateway Eastern Railway Company is incorporated under the laws of the State of Illinois. Section 8.75 of Illinois Business Corporation Act of 1983 (the “Illinois Statute”) provides that an Illinois corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was serving in an indemnified capacity against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable to the corporation, unless, and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify such person against the expenses actually and reasonably incurred by such person.

The Illinois Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. In addition, the Illinois Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the Illinois Statute.

The bylaws of Gateway Eastern Railway Company provide that the corporation shall indemnify each director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such bylaws contain similar provisions with respect to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent the court in which the action or suit was brought determines upon application that, despite the finding of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses which the court determines proper. Such bylaws contain similar provisions with respect to actions of any director, officer, employee or agent who is held to be a fiduciary under any employee pension, profit sharing or welfare plan or trust of the corporation or any of its divisions and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding. Such bylaws also provide that to the extent an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses actually and reasonably incurred by him, provided that such indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent meets the applicable standards of conduct set forth in the bylaws as determined by (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not party to the action, suit or proceeding, or (b) if that quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. In addition, such bylaws provide for advancement of expenses prior to the final disposition of the action, suit or proceeding, as authorized by the Board of Directors in a specific case, upon receipt of an undertaking by or on behalf of the director, officer employee or agent to repay the amount, unless it is ultimately determined that he is entitled to

II-iv

indemnification by the corporation as authorized by such bylaws. Such bylaws further provide that the indemnification provided for in such bylaws is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person. Such bylaws also provide that the corporation may purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under such bylaws.

Item 16. Exhibits

The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit No.	Description

1.1*	Underwriting Agreement.

4.1**	Indenture, dated May 30, 2008, between KCSR and U.S. Bank National Association, as trustee and paying agent, covering up to $275,000,000 of KCSR’s 8.0% Senior Notes due 2015 (the “2008 Indenture”), filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 2, 2008 (File No. 1-4717).

4.2**	Indenture, dated December 18, 2008 among KCSR, the Company and certain subsidiaries of the Company, and U.S. Bank National Association, as trustee, covering up to $190,000,000 of KCSR’s 13% Senior Notes due 2013 (the “December 2008 Indenture”), filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 19, 2008 (File No. 1-4717)

4.3**	Indenture, dated March 30, 2009, between Kansas City Southern de México, S.A. de C.V. (“KCSM”) and U.S. Bank National Association, as trustee and paying agent, covering up to $200,000,000 of KCSR’s 12 1/2% Senior Notes due 2016 (the “2009 KCSM Indenture”), filed as Exhibit 4.1 to the Company’s Form 10-Q for the quarter ended March 31, 2009 filed on April 30, 2009 (File No. 1-4717).

4.3.1**	First Supplemental Indenture to the 2009 KCSM Indenture, dated November 12, 2009, between KCSM, as issuer, and U.S. Bank National Association, as trustee and paying agent (the “2009 KCSM Supplemental Indenture”), filed as Exhibit 4.15.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 12, 2010.

II-v

Exhibit No.	Description

4.3.2**	Registration Rights Agreement, dated March 30, 2009, between KCSM and Banc of America Securities, LLC, as representative of the placement agents listed therein, filed as Exhibit 2.1 to the Company’s Form 10-Q for the quarter ended March 31, 2009, filed April 30, 2009 (File No. 1-4717).

4.4**	Indenture, dated January 22, 2010, between KCSM and U.S. Bank National Association, as trustee and paying agent, covering up to $300,000,000 of KCSM’s 8% Senior Notes due 2018, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on January 28, 2010 (File No. 1-4717).

4.4.1**	Registration Rights Agreement, dated January 22, 2010, between KCSM and Banc of America Securities, LLC, as representative of the placement agents listed therein, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on January 28, 2010 (File No. 1-4717).

4.5**	Indenture, dated December 20, 2010, among KCSM and U.S. Bank National Association, as trustee and paying agent, covering up to $185,000,000 of KCSM’s 6.625% Senior Notes due 2020, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on December 20, 2010 (File No. 1-4717).

4.5.1**	Registration Rights Agreement, dated December 20, 2010, among KCSM, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., BBVA Securities Inc., Citigroup Global Markets Inc. and USB Securities LLC, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on December 20, 2010 (File No. 1-4717).

4.6**	Indenture, dated May 20, 2011, between KCSM and U.S. Bank National Association, as trustee and paying agent, covering up to $200,000,000 of KCSM’s 6.125% Senior Notes due 2021, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on May 25, 2011 (File No. 1-4717).

4.6.1**	Registration Rights Agreement, dated May 20, 2011, among KCSM and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., Banco Bilbao Vizcaya Argentaria, S.A. and Morgan Stanley & Co Incorporated, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 25, 2011 (File No. 1-4717).

4.7	Form of Indenture for debt securities

4.8*	Form of debt security

4.9*	Form of Stock Purchase Contract Agreement

4.10*	Form of Warrant Agreement

4.11*	Form of Warrant Certificate

5.1	Opinion of Husch Blackwell LLP regarding the validity of the securities being registered.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP.

23.2	Consent of Husch Blackwell LLP (included in Exhibit 5.1).

24	Power of Attorney (included in the signature page of this registration statement).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of trustee under the Form Indenture.

*

To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

**	Indicates exhibits that have been previously filed and are incorporated by reference herein.

Item 17. Undertakings.

Each undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

II-vi

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-vii

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Trust Indenture Act.;

(8) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-viii

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 21, 2011.

KANSAS CITY SOUTHERN

By:	/s/ DAVID L. STARLING
David L. Starling
President and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2011.

SIGNATURE	TITLE

/s/ MICHAEL R. HAVERTY Michael R. Haverty	Executive Chairman of the Board of Directors

/s/ DAVID L. STARLING David L. Starling	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MICHAEL W. UPCHURCH Michael W. Upchurch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ MARY K. STADLER Mary K. Stadler	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LU M. CÓRDOVA Lu M. Córdova	Director

/s/ HENRY R. DAVIS Henry R. Davis	Director

/s/ ROBERT J. DRUTEN Robert J. Druten	Director

/s/ TERRENCE P. DUNN Terrence P. Dunn	Director

/s/ ANTONIO O. GARZA, JR. Antonio O. Garza, Jr.	Director

/s/ THOMAS A. MCDONNELL Thomas A. McDonnell	Director

/s/ RODNEY E. SLATER Rodney E. Slater	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 21, 2011.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	President and Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2011.

Signature	Title

/s/ MICHAEL R. HAVERTY Michael R. Haverty	Chairman of the Board of Directors

/s/ DAVID L. STARLING David L. Starling	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MICHAEL W. UPCHURCH Michael W. Upchurch	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ MARY K. STADLER Mary K. Stadler	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ WARREN K. ERDMAN Warren K. Erdman	Director

/s/ WILLIAM J. WOCHNER William J. Wochner	Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 21, 2011.

GATEWAY EASTERN RAILWAY COMPANY

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	President and General Manager

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2011.

Signature	Title

/s/ MICHAEL R. HAVERTY Michael R. Haverty	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ MICHAEL W. UPCHURCH Michael W. Upchurch	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ MARY K. STADLER Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ DAVID L. STARLING David L. Starling	Director

/s/ PATRICK J. OTTENSMEYER Patrick J. Ottensmeyer	Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 21, 2011.

PABTEX, INC.

By:	/s/ MICHAEL R. HAVERTY
Name:	Michael R. Haverty
Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2011.

Signature	Title

/s/ MICHAEL R. HAVERTY Michael R. Haverty	President and Director (Principal Executive Officer)

/s/ MICHAEL W. UPCHURCH Michael W. Upchurch	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ MARY K. STADLER Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ DAVID L. STARLING David L. Starling	Director

/s/ WARREN K. ERDMAN Warren K. Erdman	Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 21, 2011.

SOUTHERN DEVELOPMENT COMPANY

By:	/s/ MICHAEL R. HAVERTY
Name:	Michael R. Haverty
Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2011.

Signature	Title

/s/ MICHAEL R. HAVERTY Michael R. Haverty	President and Director (Principal Executive Officer)

/s/ MICHAEL W. UPCHURCH Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ MARY K. STADLER Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ DAVID L. STARLING David L. Starling	Director

/s/ WARREN K. ERDMAN Warren K. Erdman	Director

/s/ WILLIAM J. WOCHNER William J. Wochner	Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 21, 2011.

SOUTHERN INDUSTRIAL SERVICES, INC.

By:	/s/ MICHAEL R. HAVERTY
Name:	Michael R. Haverty
Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2011.

Signature	Title

/s/ MICHAEL R. HAVERTY Michael R. Haverty	President and Director (Principal Executive Officer)

/s/ MICHAEL W. UPCHURCH Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ MARY K. STADLER Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ WARREN K. ERDMAN Warren K. Erdman	Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 21, 2011.

TRANS-SERVE, INC.

By:	/s/ DAVID L. STARLING
Name:	David L. Starling
Title:	President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Starling and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2011.

Signature	Title

/s/ DAVID L. STARLING David L. Starling	President and Director (Principal Executive Officer)

/s/ MICHAEL W. UPCHURCH Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ MARY K. STADLER Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ WARREN K. ERDMAN Warren K. Erdman	Director

EXHIBIT INDEX

Exhibit No.	Description

4.7	Form of Indenture for debt securities

5.1	Opinion of Husch Blackwell LLP regarding the validity of the securities being registered.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP.

23.2	Consent of Husch Blackwell LLP (included in Exhibit 5.1).